EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2024 Results

Consolidated system-wide sales grow +5.0% year-over-year
Global comparable sales of +1.9% driven by +4.9% at TH Canada and +2.6% at INTL and stable results at BK US
System-wide sales growth and cost discipline drive strong year-over-year growth in consolidated profitability
Five franchisor segments deliver year-over-year growth in Adjusted Operating Income
RBI closes strategic transactions during the quarter that strengthen long-term positioning in the US and China

Toronto, August 8, 2024 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the second quarter ended June 30, 2024. Josh Kobza, Chief Executive Officer of RBI commented, "I am proud of our teams and franchisees who are delivering compelling value to guests every day through excellent food and beverages, outstanding service and improved convenience. Our priorities and balance of thoughtful investments with cost discipline allow us to navigate short-term consumer pressures and drive sustainable results for our business and our franchisees."
Second Quarter 2024 Highlights:
•Consolidated comparable sales increased 1.9% and net restaurants grew 4.0% versus the prior year
•System-wide sales increased 5.0% year-over-year
•Income from Operations of $663 million versus $554 million in the prior year
•Net Income of $399 million versus $351 million in prior year
•Diluted EPS was $0.88 versus $0.77 in prior year
•Adjusted Operating Income of $632 million increased 9.3% organically versus the prior year
•Adjusted Diluted EPS of $0.86 increased 3.1% organically versus the prior year

Items Effecting Comparability and Segment Update
On May 16, 2024, we completed the acquisition of Carrols Restaurant Group Inc. (“Carrols”) (“the Carrols Acquisition”). Our consolidated results include Carrols revenues, expenses and segment income from the acquisition date of May 16, 2024 through June 30, 2024. On June 28, 2024, we also completed the acquisition of Popeyes China (“PLK China”) (“the PLK China Acquisition”), which will be included in our consolidated results commencing in the third quarter of 2024.

Following the Carrols and PLK China Acquisitions, RBI established a new operating and reportable segment, Restaurant Holdings (RH), which includes results from the Carrols Burger King restaurants and the PLK China restaurants. As a result, RBI now reports results under six operating and reportable segments consisting of the following: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK), Firehouse Subs (FHS), International (INTL) and RH.

RBI plans to maintain the franchisor dynamics in its TH, INTL, BK, PLK and FHS segments ("five franchisor segments") to report results consistent with how the business will be managed long-term given RBI's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China in the future. RH results include Company restaurant sales and expenses, including expenses associated with royalties, rent, and advertising. These expenses are recognized, as applicable, as revenues in the respective franchisor segments (BK and INTL) and eliminated upon consolidation.

During 2023 and the first quarter of 2024, BK also acquired approximately 125 restaurants from non-Carrols franchisees ("non-Carrols acquired BK restaurants"). As a result, BK owned and operated 175 Company restaurants as of June 30, 2024 as compared to 60 as of June 30, 2023. The results from these restaurants are included in BK Company restaurants sales and expenses.

Given the temporary nature of RBI owning and operating the RH restaurants, RBI updated its definition of organic growth to exclude the results of the RH segment and the impact of FX movements. RBI's organic growth includes results from the non-Carrols acquired BK restaurants and the Popeyes Carrols restaurants, which are managed and recognized as Company restaurants in the BK and PLK segments, respectively. Please refer to "Non-GAAP Financial Measures" for further detail.

Key performances indicators are shown for RBI's five franchisor segments. RH results for the Carrols BK restaurants and PLK China restaurants are included in the BK segment and INTL segment, respectively.

Consolidated Operational Highlights	Three Months Ended June 30,
	2024	2023
	(Unaudited)
System-wide Sales Growth
TH	5.4%	12.1%
BK	(0.7)%	8.1%
PLK	4.6%	9.9%
FHS (a)	3.3%	6.4%
INTL	9.2%	21.5%
Consolidated	5.0%	14.0%

System-wide Sales (in US$ millions)
TH	$1,939	$1,872
BK	$2,925	$2,949
PLK	$1,555	$1,488
FHS (a)	$316	$306
INTL	$4,517	$4,334
Consolidated (a)	$11,252	$10,949

Comparable Sales
TH	4.6%	11.8%
BK	(0.1)%	8.3%
PLK	0.5%	4.4%
FHS (a)	(0.1)%	3.4%
INTL	2.6%	12.0%
Consolidated	1.9%	9.6%

Net Restaurant Growth
TH	0.1%	(0.8)%
BK	(1.7)%	(1.8)%
PLK	4.3%	5.6%
FHS	3.5%	2.0%
INTL	8.2%	9.2%
Consolidated	4.0%	4.1%

System Restaurant Count at Period End
TH	4,507	4,501
BK	7,133	7,258
PLK	3,437	3,294
FHS	1,288	1,244
INTL	14,959	13,828
Consolidated	31,324	30,125
(a)2023 comparable sales and system wide sales amounts for FHS have been revised to make immaterial corrections and provide comparability with the current calculation methodology. These revisions have no impact on previously reported revenue and adjusted operating income for the FHS segment. These revisions had an immaterial impact to RBI consolidated system-wide sales and no impact to consolidated system-wide sales growth nor comparable sales.

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2024	2023
	(Unaudited)
Total Revenues	$2,080	$1,775
Income from Operations	$663	$554
Net Income	$399	$351
Diluted Earnings per Share	$0.88	$0.77

TH	$269	$246
BK	$114	$110
PLK	$62	$56
FHS	$13	$11
INTL	$160	$154
RH	$14	$—
Adjusted Operating Income (a)	$632	$577

Adjusted EBITDA (a)	$721	$665

Adjusted Net Income (a)	$392	$387
Adjusted Diluted Earnings per Share (a)	$0.86	$0.85

	Six Months Ended June 30,
(in US$ millions, unaudited)	2024	2023
	(Unaudited)
Net cash provided by operating activities	$482	$487
Net cash (used for) provided by investing activities	$(559)	$(8)
Net cash (used for) provided by financing activities	$(112)	$(448)
Free Cash Flow (a)	$413	$439

Net Debt (a)	$13,195	$12,133
Net Income Net Leverage	7.3x	8.1x
Adjusted EBITDA Net Leverage (a)(b)	5.0x	4.9x
(a)Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Free Cash Flow, Net Debt, and Adjusted EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(b)Adjusted EBITDA includes Adjusted EBITDA from Carrols from May 16, 2024 to June 30, 2024.

Discussion of Consolidated Financial Results
The year-over-year increases in Total Revenues on an as reported and organic basis were primarily driven by an increase in Company restaurant sales due to the impact of the non-Carrols acquired BK restaurants and increases in system-wide sales at INTL, TH and PLK. These increases were partially offset by the elimination of franchise and property revenues and advertising revenues and other services from the non-Carrols acquired BK restaurants. On an as reported basis, Total Revenues also benefited from the inclusion of RH results, partially offset by the elimination of franchise and property revenues and advertising revenues and other services related to the RH restaurants and unfavorable FX Impacts at TH and INTL.

The year-over-year increase in Income from Operations was primarily driven by a favorable change from the impact of equity method investments, increases in segment income at our five franchisor segments, and the inclusion of RH segment income, partially offset by an unfavorable change in other operating expenses (income), net, an unfavorable FX Impact and RH Transaction costs. The favorable change in equity method investments primarily reflects a $79 million gain recognized in connection with the Carrols Acquisition that resulted in an increase in the value of our existing 15% equity interest in Carrols.

The year-over-year increase in Net Income was primarily driven by the year-over-year increase in Income from Operations, partially offset by loss on early extinguishment of debt and an increase in income taxes.

The year-over-year increases in Adjusted Operating Income on an as reported and on an organic basis were primarily driven by increases in segment income at our five franchisor segments. On an as reported basis, the increase was also driven by the inclusion of RH Adjusted Operating Income, partially offset by unfavorable FX Impacts at TH and INTL.
The year-over-year increase in Adjusted Net Income was primarily driven by increases in segment income at our five franchisor segments and the inclusion of RH segment income, partially offset by an increase in adjusted income tax expense, an increase in adjusted interest expense, net and an unfavorable FX Impact.

Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. We will be investing $400 million over the life of the plan, comprised of $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

During the three months ended June 30, 2024, we funded $6 million toward the Fuel the Flame investments and $10 million toward our Royal Reset investments. As of June 30, 2024, we have funded a total of $85 million toward the Fuel the Flame investments and $90 million toward our Royal Reset investments.

On April 30, 2024, Burger King announced its Royal Reset 2.0 program and expects to invest an additional $300 million in remodels from 2025 through 2028. Together with the initial Reclaim the Flame investment and plans to remodel 600 of the recently acquired Carrols restaurants, Burger King will be on a path to achieve its goal of 85% to 90% modern image by 2028.

TH Segment Results

	Three Months Ended June 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	5.4%	12.1%
System-wide Sales	$1,939	$1,872
Comparable Sales	4.6%	11.8%

Net Restaurant Growth	0.1%	(0.8)%
System Restaurant Count at Period End	4,507	4,501

Supply Chain Sales	$682	$676
Company Restaurant Sales	$12	$13
Franchise and Property Revenues	$259	$247
Advertising Revenues and Other Services	$77	$73
Total Revenues	$1,031	$1,008

Supply Chain Cost of Sales	$540	$552
Company Restaurant Expenses	$10	$10
Franchise and Property Expenses	$93	$85
Advertising Expenses and Other Services	$87	$78
Segment G&A	$38	$41
Adjustments:
Franchise Agreement Amortization	$2	$2
Cash Distributions Received from Equity Method Investments	$4	$3
Adjusted Operating Income	$269	$246

Share-based Compensation and Non-Cash Incentive Compensation Expense	$11	$13
Depreciation and Amortization, excluding Franchise Agreement Amortization	$26	$26
Adjusted EBITDA (a)	$307	$285

(a) Adjusted EBITDA for TH is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the second quarter of 2024, the increase in system-wide sales was primarily driven by comparable sales of 4.6%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by an increase in system-wide sales and convention revenues, the latter of which was offset by convention expenses. As a reminder, TH did not host convention in 2023. The increase in Total Revenues on an as reported basis was partially offset by an unfavorable FX Impact.

The year-over-year increase in Adjusted Operating Income on an as reported and on an organic basis was primarily driven by the increase in system-wide sales, lower average cost of supply chain inventory, net bad debt recoveries in the current year period compared to bad debt expense in the prior year, partially offset by advertising expenses and other services exceeding advertising revenues and other services in the current year period to a greater extent than in the prior year. The increase in Adjusted Operating Income on an as reported basis was partially offset by an unfavorable FX Impact.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	(0.7)%	8.1%
System-wide Sales	$2,925	$2,949
Comparable Sales	(0.1)%	8.3%

Net Restaurant Growth	(1.7)%	(1.8)%
System Restaurant Count at Period End	7,133	7,258

Company Restaurant Sales	$62	$24
Franchise and Property Revenues (b)	$178	$186
Advertising Revenues and Other Services (c)	$124	$117
Total Revenues	$364	$327

Company Restaurant Expenses	$57	$22
Franchise and Property Expenses	$28	$32
Advertising Expenses and Other Services	$131	$131
Segment G&A	$36	$35
Adjustments:
Franchise Agreement Amortization	$2	$3
Adjusted Operating Income	$114	$110

Share-based Compensation and Non-Cash Incentive Compensation Expense	$9	$10
Depreciation and Amortization, excluding Franchise Agreement Amortization	$10	$9
Adjusted EBITDA (a)	$132	$129
(a) Adjusted EBITDA for BK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.
(b)For the three months ended June 30, 2024, franchise and property revenues include intersegment revenues with RH related to royalties of $10 million and rent of $4 million.
(c)For the three months ended June 30, 2024, advertising revenues and other services include intersegment revenues with RH related to advertising contributions and tech fees of $10 million.

As a reminder, BK segment results are presented consistently with our franchisor model. As such, results include intersegment franchise and property revenues and advertising revenues and other services from the Carrols Burger King restaurants included in RH (as footnoted above).

For the second quarter of 2024, the decrease in system-wide sales was driven by relatively flat comparable sales and net restaurant growth of (1.7)%.

The year-over-year increase in Total Revenues was primarily driven by increases in Company restaurant sales and an increase in advertising fund contributions from vendors, partially offset by a decrease in Franchise and Property sales due to the impact of the non-Carrols acquired BK restaurants and restaurant closures during 2024 and 2023.

The year-over-year increase in Adjusted Operating Income was primarily driven by a reduction in Fuel the Flame spending versus the prior year period and the net impact of the non-Carrols acquired BK restaurants, partially offset by the decrease in system-wide sales.

PLK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	4.6%	9.9%
System-wide Sales	$1,555	$1,488
Comparable Sales	0.5%	4.4%

Net Restaurant Growth	4.3%	5.6%
System Restaurant Count at Period End	3,437	3,294

Company Restaurant Sales	$33	$22
Franchise and Property Revenues	$85	$82
Advertising Revenues and Other Services	$76	$69
Total Revenues	$194	$173

Company Restaurant Expenses	$29	$20
Franchise and Property Expenses	$5	$6
Advertising Expenses and Other Services	$78	$70
Segment G&A	$21	$22
Adjustments:
Franchise Agreement Amortization	$1	$1
Adjusted Operating Income	$62	$56

Share-based Compensation and Non-Cash Incentive Compensation Expense	$5	$7
Depreciation and Amortization, excluding Franchise Agreement Amortization	$2	$2
Adjusted EBITDA (a)	$70	$65
(a) Adjusted EBITDA for PLK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the second quarter of 2024, the increase in system-wide sales was driven by net restaurant growth of 4.3% and comparable sales of 0.5%.

The year-over-year increases in Total Revenues and Adjusted Operating Income were driven by the acquisition of 60 Company restaurants as part of the Carrols acquisition and an increase in system-wide sales.

FHS Segment Results

	Three Months Ended June 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth (a)	3.3%	6.4%
System-wide Sales (a)	$316	$306
Comparable Sales (a)	(0.1)%	3.4%

Net Restaurant Growth	3.5%	2.0%
System Restaurant Count at Period End	1,288	1,244

Company Restaurant Sales	$10	$10
Franchise and Property Revenues	$27	$24
Advertising Revenues and Other Services	$16	$14
Total Revenues	$53	$48

Company Restaurant Expenses	$9	$9
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$17	$14
Segment G&A	$14	$13
Adjusted Operating Income	$13	$11

Share-based Compensation and Non-Cash Incentive Compensation Expense	$3	$4
Depreciation and Amortization, excluding Franchise Agreement Amortization	$1	$1
Adjusted EBITDA (b)	$17	$15

(a) 2023 comparable sales and system wide sales amounts for FHS have been revised to make immaterial corrections and provide comparability with the current calculation methodology. These revisions have no effect on previously reported revenue and adjusted operating income for the FHS segment.
(b)     Adjusted EBITDA for FHS is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the second quarter of 2024, the increase in system-wide sales was driven by net restaurant growth of 3.5% and relatively flat comparable sales.

The year-over-year increase in Total Revenues and Adjusted Operating Income was primarily driven by an increase in franchise fees and other revenue.

INTL Segment Results

	Three Months Ended June 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	9.2%	21.5%
System-wide Sales	$4,517	$4,334
Comparable Sales	2.6%	12.0%

Net Restaurant Growth	8.2%	9.2%
System Restaurant Count at Period End	14,959	13,828

Franchise and Property Revenues	$213	$203
Advertising Revenues and Other Services	$20	$16
Total Revenues	$232	$219

Franchise and Property Expenses	$4	$5
Advertising Expenses and Other Services	$22	$18
Segment G&A	$49	$45
Adjustments:
Franchise Agreement Amortization	$3	$3
Adjusted Operating Income	$160	$154

Share-based Compensation and Non-Cash Incentive Compensation Expense	$12	$13
Depreciation and Amortization, excluding Franchise Agreement Amortization	$3	$3
Adjusted EBITDA (a)	$176	$171

(a) Adjusted EBITDA for INTL is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the second quarter of 2024, the increase in system-wide sales was driven by net restaurant growth of 8.2%, and comparable sales of 2.6%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by increases in BK royalties due to the increase in system-wide sales and higher advertising fund contributions by franchisees and vendors in the limited markets where we manage the advertising funds. The increase in Total Revenues on an as reported basis was partially offset by an unfavorable FX Impact.

The year-over-year increases in Adjusted Operating Income on an as reported and on an organic basis were primarily driven by the increases in system-wide sales, partially offset by higher Segment G&A driven by higher compensation-related expenses. The year-over-year increase in Adjusted Operating Income on an as reported basis was partially offset by an unfavorable FX impact.

RH Segment Results

Three Months Ended June 30,
(in US$ millions)	2024
BK	(Unaudited)
System-wide Sales Growth	(1.8)%
System-wide Sales	$453
Comparable Sales	(1.6)%

Net Restaurant Growth	0.3%
System Restaurant Count at Period End	1,022

INTL
System Restaurant Count at Period End	14
(in US$ millions)	Period from May 16, 2024 to June 30, 2024
(Unaudited)
Company restaurant sales	$230
Total Revenues	230

Food, Beverage and Packaging Costs	$64
Restaurant Wages and Related Expenses	$72
Restaurant Occupancy and Other Expenses (a)	$59
Company Restaurant Expenses	$194
Advertising Expenses and Other Services (b)	$10
Reacquired Franchise Rights Amortization	$4
Segment G&A	$12
Adjustments:
Reacquired Franchise Rights Amortization	$4
Adjusted Operating Income	$14
Depreciation and Amortization, excluding Reacquired Franchise Rights Amortization	$5
Adjusted EBITDA (c)	$19

Reconciliation of Adjusted Restaurant-Level EBITDA
Adjusted Operating Income	$14
Add:
Segment G&A	$12
Depreciation and Amortization	$9
Adjusted Restaurant-Level EBITDA	$35
(a) For the three months ended June 30, 2024, restaurant occupancy and other expenses include intersegment expenses with BK related to royalties of $10 million and rent of $4 million.
(b)     For the three months ended June 30, 2024, advertising expenses and other services include intersegment expenses with BK related to advertising contributions and tech fees of $10 million.
(c)     Adjusted EBITDA for RH is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

Cash and Liquidity
As of June 30, 2024, Total debt was $14.1 billion, Net debt (Total debt less Cash and cash equivalents of $0.9 billion) was $13.2 billion, Net Income Net Leverage was 7.3x and Adjusted EBITDA Net Leverage was 5.0x. As a reminder, Adjusted EBITDA includes results from Carrols from May 16, 2024 to June 30, 2024.
The RBI Board of Directors has declared a dividend of $0.58 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the third quarter of 2024. The dividend will be payable on October 4, 2024 to shareholders and unitholders of record at the close of business on September 20, 2024. We plan to submit a new normal course issuer bid, subject to TSX approval, to be effective following expiration of the current one in September 2024.

During the second quarter, we completed the acquisition of Carrols Restaurant Group for an enterprise value of approximately $1,000 million which was funded with a combination of cash on hand and $750 million of incremental borrowings under our Term Loan B facility. Subsequent to this transaction, we repriced our Term Loan B facility from an interest rate equal to the Adjusted Term SOFR plus 2.25% to an interest rate equal to the Adjusted Term SOFR Rate plus 1.75% and reduced the outstanding principal amount of the Term Loan B facility from $5,912 million to $4,750 million using a portion of the net proceeds from the issuance of $1,200 million of 6.125% First Lien Senior Notes due 2029. There were no changes to the maturity of the Term Loan B following this repricing and all other terms are substantially unchanged.
2024 Guidance
RBI continues to expect consolidated capital expenditures, tenant inducements and incentives (excluding RH) of approximately $300 million.
RBI now expects Adjusted Net Interest Expense, between $565 million and $575 million and Segment G&A (excluding RH) for 2024 between $640 million and $660 million, including share-based compensation and non-cash incentive compensation expense between $170 million and $180 million.
Long-Term Guidance
RBI hosted an investor event on February 15, 2024 and announced the following long-term consolidated performance that the Company continues to expect to achieve, on average, from 2024 to 2028:
•3%+ Comparable Sales;
•5%+ Net Restaurant Growth;
•8%+ System-wide Sales growth; and
•Adjusted Operating Income growth at least as fast as system-wide sales growth.
Investor Conference Call
We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, August 8, 2024, to review financial results for the second quarter ended June 30, 2024. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 065181.

For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties.

These forward-looking statements include statements about (i) our expectations regarding the effects and continued impact of our digital, marketing, remodel and technology enhancement initiatives and expectations regarding future expenditures relating to these initiatives, including our “Reclaim the Flame” plan, our “Royal Reset” plan and “Royal Reset 2.0” program, to accelerate sales growth and drive franchisee profitability at Burger King, (ii) our expectations regarding the number of Burger Kings that will be modern image by 2028, (iii) our commitment to growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth, (iv) our plans to maintain the franchisor dynamics in our TH, INTL, BK, PLK and FHS segments and refranchise the vast majority of the Carrols Burger King restaurants and find a new partner for PLK China, (v) our expectations regarding consolidated capital expenditures, tenant inducements and incentives for 2024, (vi) our expectations regarding adjusted interest expense, net, Segment G&A and share-based compensation and non-cash incentive compensation for 2024, and (vii) our long term guidance for 2024 to 2028 relating to comparable sales, net restaurant growth, system-wide sales growth and adjusted operating income.

The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following risks related to (1) our substantial indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (2) global economic or other business conditions that may affect the desire or ability of our customers to purchase our products, such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) our relationship with, and the success of, our franchisees and risks related to our nearly fully franchised business model; (4) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) our supply chain operations; (6) our ownership and leasing of real estate; (7) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (8) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (9) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (10) our reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) unforeseen events such as pandemics; (12) the ability of the counterparties to our credit facilities’ and derivatives’ to fulfill their commitments and/or obligations; (13) changes in applicable tax laws or interpretations thereof, and our ability to accurately interpret and predict the impact of such changes or interpretations on our financial condition and results; (14) evolving legislation and regulations in the area of franchise and labor and employment law; (15) our ability to address environmental and social sustainability issues; (16) the conflict between Russia and Ukraine, and the conflict in the Middle East; and (17) softening in the consumer environment.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Supply chain sales	$682	$676	$1,309	$1,283
Company restaurant sales	347	68	449	129
Franchise and property revenues	747	742	1,459	1,410
Advertising revenues and other services	304	289	602	543
Total revenues	2,080	1,775	3,819	3,365
Operating costs and expenses:
Supply chain cost of sales	540	551	1,057	1,048
Company restaurant expenses	286	61	375	114
Franchise and property expenses	134	130	260	253
Advertising expenses and other services	334	312	645	583
General and administrative expenses	185	163	358	338
(Income) loss from equity method investments	(69)	11	(72)	18
Other operating expenses (income), net	7	(7)	(11)	10
Total operating costs and expenses	1,417	1,221	2,612	2,364
Income from operations	663	554	1,207	1,001
Interest expense, net	147	145	295	287
Loss on early extinguishment of debt	32	—	32	—
Income before income taxes	484	409	880	714
Income tax expense	85	58	153	86
Net income	399	351	727	628
Net income attributable to noncontrolling interests	119	110	217	198
Net income attributable to common shareholders	$280	$241	$510	$430
Earnings per common share
Basic	$0.89	$0.77	$1.62	$1.39
Diluted	$0.88	$0.77	$1.60	$1.37
Weighted average shares outstanding (in millions):
Basic	317	312	316	310
Diluted	453	458	453	457

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$942	$1,139
Accounts and notes receivable, net of allowance of $37 and $37, respectively	737	749
Inventories, net	160	166
Prepaids and other current assets	191	119
Total current assets	2,030	2,173
Property and equipment, net of accumulated depreciation and amortization of $1,230 and $1,187, respectively	2,213	1,952
Operating lease assets, net	1,874	1,122
Intangible assets, net	11,266	11,107
Goodwill	6,140	5,775
Other assets, net	1,326	1,262
Total assets	$24,849	$23,391
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$720	$790
Other accrued liabilities	1,099	1,005
Gift card liability	181	248
Current portion of long-term debt and finance leases	617	101
Total current liabilities	2,617	2,144
Long-term debt, net of current portion	13,092	12,854
Finance leases, net of current portion	302	312
Operating lease liabilities, net of current portion	1,768	1,059
Other liabilities, net	823	996
Deferred income taxes, net	1,296	1,296
Total liabilities	19,898	18,661
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2024 and December 31, 2023; 316,897,975 shares issued and outstanding at June 30, 2024; 312,454,851 shares issued and outstanding at December 31, 2023	2,138	1,973
Retained earnings	1,734	1,599
Accumulated other comprehensive income (loss)	(804)	(706)
Total Restaurant Brands International Inc. shareholders’ equity	3,068	2,866
Noncontrolling interests	1,883	1,864
Total shareholders’ equity	4,951	4,730
Total liabilities and shareholders’ equity	$24,849	$23,391

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$727	$628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108	95
Non-cash loss on early extinguishment of debt	22	—
Amortization of deferred financing costs and debt issuance discount	12	14
(Income) loss from equity method investments	(72)	18
(Gain) loss on remeasurement of foreign denominated transactions	(29)	7
Net (gains) losses on derivatives	(91)	(72)
Share-based compensation and non-cash incentive compensation expense	87	92
Deferred income taxes	10	(40)
Other	5	(6)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	9	(29)
Inventories and prepaids and other current assets	14	(45)
Accounts and drafts payable	(70)	(31)
Other accrued liabilities and gift card liability	(210)	(135)
Tenant inducements paid to franchisees	(11)	(9)
Other long-term assets and liabilities	(29)	—
Net cash provided by operating activities	482	487
Cash flows from investing activities:
Payments for property and equipment	(69)	(48)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	7	13
Net payments for acquisition of franchised restaurants	(23)	—
Payment for purchase of Carrols Restaurant Group, net of cash acquired	(508)	—
Settlement/sale of derivatives, net	35	28
Other investing activities, net	(1)	(1)
Net cash (used for) provided by investing activities	(559)	(8)
Cash flows from financing activities:
Proceeds from long-term debt	1,950	2
Repayments of long-term debt and finance leases	(1,639)	(68)
Payment of financing costs	(32)	—
Payment of common share dividends and Partnership exchangeable unit distributions	(506)	(492)
Proceeds from stock option exercises	60	49
Proceeds from derivatives	57	63
Other financing activities, net	(2)	(2)
Net cash used for financing activities	(112)	(448)
Effect of exchange rates on cash and cash equivalents	(8)	4
(Decrease) increase in cash and cash equivalents	(197)	35
Cash and cash equivalents at beginning of period	1,139	1,178
Cash and cash equivalents at end of period	$942	$1,213
Supplemental cash flow disclosures:
Interest paid	$390	$380
Net interest paid (a)	$279	$278
Income taxes paid	$186	$146
(a) Please refer to "Non-GAAP Financial Measures" for further detail.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

•System-wide sales growth refers to the percentage change in sales at all franchised restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for Tim Hortons, Burger King and Firehouse and 17 months or longer for Popeyes. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

•System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

•Unless otherwise stated, system-wide sales growth, system-wide sales and comparable sales are presented on a system-wide basis, which means they include franchised restaurants and Company restaurants. System-wide results are driven by our franchised restaurants, as nearly all system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

•Net restaurant growth ("NRG") refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our net restaurant growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats.” These alternative formats are helpful to build brand awareness, test new concepts and provide convenience in certain markets.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	Three Months Ended June 30,
KPIs by Market	2024	2023
	(Unaudited)
System-wide Sales Growth
TH - Canada	5.5%	12.8%
BK - US	(0.8)%	7.9%
PLK - US	4.0%	9.4%
FHS - US	1.8%	6.1%

International
TH	5.2%	67.5%
BK	7.1%	18.5%
PLK	52.2%	66.4%
FHS	13.3%	6.3%

System-wide Sales (in US$ millions)
TH - Canada	$1,742	$1,683
BK - US	$2,793	$2,816
PLK - US	$1,452	$1,395
FHS - US	$297	$292

International
TH	$159	$152
BK	$4,044	$3,952
PLK	$310	$226
FHS	$4	$4

Comparable Sales
TH - Canada	4.9%	12.5%
BK - US	0.1%	8.3%
PLK - US	0.6%	4.2%
FHS - US	(0.1)%	3.8%

International
TH	(10.4)%	3.3%
BK	2.3%	11.7%
PLK	19.4%	27.4%
FHS	(10.4)%	(1.8)%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	As of
KPIs by Market	June 30, 2024	June 30, 2023
	(Unaudited)
Net Restaurant Growth
TH - Canada	(0.2)%	(1.0)%
BK - US	(2.0)%	(2.2)%
PLK - US	3.8%	5.1%
FHS - US	2.0%	1.2%

International
TH	14.5%	42.5%
BK	5.4%	5.2%
PLK	33.1%	33.0%
FHS	26.7%	15.4%

Restaurant Count
TH - Canada	3,870	3,878
BK - US	6,764	6,900
PLK - US	3,086	2,972
FHS - US	1,206	1,182

International
TH	1,329	1,161
BK	12,313	11,677
PLK	1,298	975
FHS	19	15

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2024	2023	2024	2023
Segment G&A (a):
TH	$38	$41	$80	$78
BK	36	35	72	69
PLK	21	22	43	43
FHS	14	13	28	26
INTL	49	45	102	91
RH	12	—	12	—
RH Transaction costs	9	—	13	—
FHS Transaction costs	—	—	—	19
Corporate restructuring and advisory fees	6	7	8	12
General and administrative expenses	$185	$163	$358	$338
(a) Segment G&A excludes income/expenses from non-recurring projects and non-operating activities, such as RH Transaction costs, FHS Transaction costs (as defined below) and Corporate restructuring and advisory fees (as defined below).

Other Operating Expenses (Income), net

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2024	2023	2024	2023
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings (a)	$8	$(9)	$10	$(11)
Litigation settlement (gains) and reserves, net	1	(3)	1	(2)
Net losses (gains) on foreign exchange (b)	(6)	(1)	(29)	7
Other, net (c)	4	6	7	16
Other operating expenses (income), net	$7	$(7)	$(11)	$10

(a) Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(b) Net losses (gains) on foreign exchange are primarily related to revaluation of foreign denominated assets and liabilities.
(c) Other, net for 2023 is primarily related to payments in connections with FHS area representative buyouts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: Adjusted Operating Income (“AOI”), EBITDA, Adjusted EBITDA (on a consolidated and a segment basis), Adjusted Net Income, Adjusted Interest Expense, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic AOI growth, Organic Adjusted EBITDA growth, Organic Net Income growth, Organic Adjusted Net Income growth, Organic Adjusted Diluted EPS growth, Free Cash Flow, Net Debt, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

AOI represents income from operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expense incurred in connection with the Firehouse Acquisition consisting of professional fees, compensation-related expenses and integration costs ("FHS Transaction costs"), (ii) non-recurring fees and expenses incurred in connection with the Carrols Acquisition, and commencing in the third quarter of 2024, the PLK China acquisition, consisting primarily of professional fees, compensation related expenses and integration costs ("RH Transaction costs") and (iii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. AOI is used by management to measure operating performance of the business, excluding these other specifically identified items that management believes are not relevant to management's assessment of our operating performance. AOI, as defined above, also represents our measure of segment income for each of our six operating segments.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above). Adjusted EBITDA for each of the six reporting segments is defined as AOI for the respective segment operations adjusted to exclude (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense associated with the segment and (ii) depreciation and amortization (excluding franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting) associated with the segment.

Segment G&A (excluding RH) is defined as general and administrative expenses for our five franchisor segments excluding FHS Transaction costs, RH Transaction costs and Corporate restructuring and advisory fees.

Adjusted Net Income is defined as Net income excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Net Interest Expense is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Net debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.

Adjusted EBITDA Net Leverage is defined as Net Debt divided by Adjusted EBITDA. Net Income Net Leverage is defined as Net Debt divided by Net Income. Both of these metrics are operating performance measures that we believe provide investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth, Adjusted Operating Income growth, Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of our RH segment. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the RH segment. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.

There are important components of estimated operating income, interest expense, net, and general and administrative expenses that we have not determined and therefore, a reconciliation of estimated AOI to operating income, Adjusted Net Interest Expense to interest expense, net and Segment G&A to general and administrative expenses cannot be provided at this time. A full reconciliation of each of these measures will be provided when actual results are released.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Variance		RH Impact	Impact of FX Movements	Organic Growth
	2024	2023	$	%	$	$	$	%
Revenue
TH	$1,030	$1,008	$22	2.2%	$—	$(17)	$39	3.9%
BK	364	327	37	11.5%	—	—	37	11.6%
PLK	194	173	21	12.2%	—	—	21	12.3%
FHS	53	48	5	10.3%	—	—	5	10.4%
INTL	233	219	14	6.1%	—	(7)	21	9.7%
RH	230	—	230	NM	230	—	—	NM
Elimination of intersegment revenues (a)	(24)	—	(24)	NM	(24)	—	—	NM
Total Revenues	$2,080	$1,775	$305	17.2%	$206	$(24)	$123	7.1%

Income from Operations	$663	$554	$109	19.6%	$6	$(11)	$114	21.0%
Net Income	$399	$351	$48	13.5%	$5	$(12)	$55	16.0%

Adjusted Operating Income
TH	$269	$246	$23	9.1%	$—	$(4)	$27	11.1%
BK	114	110	4	3.7%	—	—	4	4.0%
PLK	62	56	6	10.6%	—	—	6	10.4%
FHS	13	11	2	15.6%	—	—	2	13.9%
INTL	160	154	6	4.2%	—	(7)	13	9.5%
RH	14	—	14	NM	14	—	—	NM
Adjusted Operating Income	$632	$577	$55	9.5%	$14	$(12)	$53	9.3%

Adjusted EBITDA	$721	$665	$56	8.4%	$19	$(12)	$49	7.5%

Adjusted Net Income	$392	$387	$5	1.2%	$7	$(10)	$8	2.1%
Adjusted Diluted Earnings per Share	$0.86	$0.85	$0.01	2.2%	$0.01	$(0.03)	$0.03	3.1%
(a)Consists of BK royalties, property revenues, advertising contribution revenues and tech fees from intersegment transactions with RH.
Note: Totals and percentage changes may not recalculate due to rounding.
NM - not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Income from Operations to Adjusted Operating Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2024	2023	2024	2023

Income from operations	$663	$554	$1,207	$1,001
Franchise agreement and reacquired franchise rights amortization	11	8	19	16
RH Transaction costs(2)	9	—	13	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	6	7	8	12
Impact of equity method investments(5)	(64)	15	(64)	24
Other operating expenses (income), net	7	(7)	(11)	10
Adjusted Operating Income	$632	$577	$1,172	$1,082

Segment income:
TH	$269	$246	$493	$458
BK	114	110	220	206
PLK	62	56	120	107
FHS	13	11	23	20
INTL	160	154	302	291
RH	14	—	14	—
Adjusted Operating Income	$632	$577	$1,172	$1,082

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2024	2023	2024	2023

Net Income	$399	$351	$727	$628
Income tax expense(6)	85	58	153	86
Loss on early extinguishment of debt	32	—	32	—
Interest expense, net	147	145	295	287
Income from operations	663	554	1,207	1,001
Depreciation and amortization	59	49	108	95
EBITDA	722	603	1,315	1,096
Share-based compensation and non-cash incentive compensation expense(1)	41	47	87	92
RH Transaction costs(2)	9	—	13	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	6	7	8	12
Impact of equity method investments(5)	(64)	15	(64)	24
Other operating expenses (income), net	7	(7)	(11)	10
Adjusted EBITDA	$721	$665	$1,348	$1,253

Adjusted EBITDA by segment:
TH	$307	$285	$569	$533
BK	132	129	257	244
PLK	70	65	137	124
FHS	17	15	31	28
INTL	176	171	335	324
RH	19	—	19	—
Adjusted EBITDA	$721	$665	$1,348	$1,253

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, except per share data)	2024	2023	2024	2023
Net income	$399	$351	$727	$628
Income tax expense(6)	85	58	153	86
Income before income taxes	484	409	880	714
Adjustments:
Franchise agreement and reacquired franchise rights amortization	11	8	19	16
Amortization of deferred financing costs and debt issuance discount	6	7	12	14
Interest expense and loss on extinguished debt(7)	30	13	33	25
RH Transaction costs(2)	9	—	13	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	6	7	8	12
Impact of equity method investments(5)	(64)	15	(64)	24
Other operating expenses (income), net	7	(7)	(11)	10
Total adjustments	5	43	10	120
Adjusted income before income taxes	489	452	890	834
Adjusted income tax expense(6)(8)	97	65	167	107
Adjusted net income	$392	$387	$723	$727
Adjusted diluted earnings per share	$0.86	$0.85	$1.60	$1.59
Weighted average diluted shares outstanding	453	458	453	457

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage, Reconciliation of Free Cash Flow and Net Interest Paid
(Unaudited)

	As of
(in US$ millions, except ratio)	June 30, 2024	June 30, 2023
Long-term debt, net of current portion	$13,092	$12,801
Finance leases, net of current portion	302	315
Current portion of long-term debt and finance leases	617	132
Unamortized deferred financing costs and deferred issue discount	126	98
Total debt	14,137	13,346

Cash and cash equivalents	942	1,213
Net debt	13,195	12,133

LTM Net Income	1,817	1,494
Net Income Net leverage	7.3x	8.1x

LTM Adjusted EBITDA (a)	2,649	2,483
Adjusted EBITDA Net leverage	5.0x	4.9x
(a)Adjusted EBITDA includes Adjusted EBITDA from Carrols from May 16, 2024 to June 30, 2024.

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2024	2023	2022	2023	2022	2024	2023
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$482	$487	$669	$1,323	$1,490	$1,318	$1,308
Payments for property and equipment	(69)	(48)	(28)	(120)	(100)	(141)	(120)
Free Cash flow	$413	$439	$641	$1,203	$1,390	$1,177	$1,188

(in US$ millions)	Six Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024
Calculation:	A	B	A - B
Net cash provided by operating activities	$482	$148	$334
Payments for property and equipment	(69)	(26)	(43)
Free Cash flow	$413	$122	$291

	Six Months Ended June 30,
(in US$ millions)	2024	2023
Interest Paid	$390	$380
Proceeds from derivatives, net within investing activities (a)	34	23
Proceeds from derivatives, net within financing activities	57	63
Interest income	20	16
Net Interest Paid	$279	$278

(a) Six months ended June 30, 2024 and 2023 excludes $1 million and $5 million, respectively, of forward currency contracts included within cost of sales in earnings.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2024	2023	2022	2023	2022	2024	2023
Calculation:	A	B	C	D	E	A + D - B	B + E - C

Net income	$727	$628	$616	$1,718	$1,482	$1,817	$1,494
Income tax expense (benefit)	153	86	119	(265)	(117)	(198)	(150)
Loss on early extinguishment of debt	32	—	—	16	—	48	—
Interest expense, net	295	287	256	582	533	590	564
Income from operations	1,207	1,001	991	2,051	1,898	2,257	1,908
Depreciation and amortization	108	95	97	191	190	204	188
EBITDA	1,315	1,096	1,088	2,242	2,088	2,461	2,096
Share-based compensation and non-cash incentive compensation expense(1)	87	92	59	194	136	189	169
RH Transaction costs(2)	13	—	—	—	—	13	—
FHS Transaction costs(3)	—	19	5	19	24	—	38
Corporate restructuring and advisory fees(4)	8	12	9	38	46	34	49
Impact of equity method investments(5)	(64)	24	28	6	59	(82)	55
Other operating expenses (income), net	(11)	10	(41)	55	25	34	76
Adjusted EBITDA	$1,348	$1,253	$1,148	$2,554	$2,378	$2,649	$2,483

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2024 and 2023 cash bonus, respectively.

(2)In connection with the Carrols Acquisition, and commencing in the third quarter of 2024 the PLK China Acquisition, we incurred or will incur certain non-recurring fees and expenses (“RH Transaction costs”) consisting primarily of professional fees, compensation related expenses and integration costs. We expect to incur additional RH Transaction costs through 2024.

(3)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three months ended March 31, 2023, primarily consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023 and do not expect to incur any additional FHS Transaction costs in the future.

(4)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(5)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(6)The effective tax rate was reduced by 0.6% and 0.6% for the three months ended June 30, 2024 and 2023, respectively, and 1.7% and 0.7% for the six months ended June 30, 2024 and 2023, respectively, and our adjusted effective tax rate was reduced by 0.6% and 0.6% for the three months ended June 30, 2024 and 2023, respectively, and 1.7% and 0.6% for the six months ended June 30, 2024 and 2023, respectively, as a result of excess tax benefits from equity-based compensation.

(7)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

(8)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.